CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of VanEck ETF Trust of our report dated June 24, 2026, relating to the financial statements and financial highlights of the Funds constituting the VanEck ETF Trust listed in Appendix A (the “Funds”), which appear in VanEck ETF Trust’s Certified Shareholder Report on Form N-CSR for the year ended April 30, 2026. We also consent to the references to us under the headings “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
August 17, 2026

Appendix A

VanEck ETF Trust

VanEck CEF Muni Income ETF
VanEck Emerging Markets High Yield Bond ETF
VanEck Fallen Angel High Yield Bond ETF
VanEck Green Bond ETF
VanEck High Yield Muni ETF
VanEck IG Floating Rate ETF
VanEck Intermediate Muni ETF
VanEck Long Muni ETF
VanEck Moody’s Analytics BBB Corporate Bond ETF
VanEck Moody’s Analytics IG Corporate Bond ETF
VanEck Short High Yield Muni ETF
VanEck Short Muni ETF
2